                                                                       EXHIBIT 6







                                                February 12, 1998



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653


RE: VEL II ACCOUNT OF ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY FILE NO.'S: 33-57792 AND 811-7466

Gentlemen:

This opinion is furnished in connection with the filing by Allmerica Financial Life Insurance and Annuity Company of the post-effective amendment to the Registration Statement on Form S-6 of its flexible premium variable life insurance policies (Policies) allocated to the VEL II Account under the Securities Act of 1933. The Prospectus included in the Post-Effective Amendment to the Registration Statement on Form S-6 describes the Policies. I am familiar with and have provided actuarial advice concerning the preparation of the post-effective amendment to the Registration Statement, including exhibits.

In my professional opinion, the illustration of death benefits and cash values included in Appendix C of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policy. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Policy for a person age 30 or a person age 45 than to prospective purchasers of Policies for people at other ages or underwriting classes. I am also of the opinion that the aggregate fees and charges under the Policy are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Company

I hereby consent to the use of this opinion as an exhibit to the amendment of the Registration Statement.

                                              Sincerely,

                                              /s/  William M. Mawdsley

                                              William M. Mawdsley, FSA, MAAA
                                              Vice President and Actuary